Exhibit 4.2

Execution Copy

AMERICAN EXPRESS ISSUANCE TRUST II

SECOND AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of April 13, 2015 (this “Amendment”), is between American Express Bank, FSB, a federal savings bank (“FSB”), and American Express Travel Related Services Company, Inc., a New York corporation (“TRS”). This Amendment amends the Receivables Purchase Agreement, dated as of October 24, 2012 (as amended and otherwise modified from time to time, the “Receivables Purchase Agreement” and, together with this Amendment, the “Amended Receivables Purchase Agreement”).

RECITALS

WHEREAS, FSB and TRS have previously entered into the Receivables Purchase Agreement; and

WHEREAS, pursuant to Section 9.01 of the Receivables Purchase Agreement, the parties hereto desire to amend the Receivables Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

AMENDMENT

SECTION 1. Amendment to Section 1.01.

(a) The definition of “Monthly Period” in Section 1.01 of the Receivables Purchase Agreement shall be deleted in its entirety and inserted in its place shall be the following; provided, however, that the Monthly Period with respect to the May 2015 Payment Date shall have commenced on March 29, 2015 and shall continue to and include April 30, 2015:

“Monthly Period” shall mean, with respect to each Payment Date, the calendar month immediately preceding such Payment Date.

SECTION 2. Miscellaneous. The amendments provided for by this Amendment shall become effective as of April 16, 2015 upon:

(a) receipt by FSB of an Officer’s Certificate of TRS to the effect that TRS reasonably believes that this Amendment will not result in an Event of Default or an Early Amortization Event;

(b) satisfaction of the Note Rating Agency Condition with respect to this Amendment; and

(c) delivery of counterparts of this Amendment, duly executed by the parties hereto.

SECTION 3. Receivables Purchase Agreement in Full Force and Effect as Amended. The Receivables Purchase Agreement is hereby amended by providing that all references therein to the “Receivables Purchase Agreement,” “this Agreement,” “hereby,” “hereof” and “herein” shall be deemed from and after the effective date of this Amendment to be a reference to the Amended Receivables Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, FSB and TRS have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

AMERICAN EXPRESS BANK, FSB

By:	/s/ Denise D. Roberts
Name: Denise D. Roberts
Title: Chief Financial Officer and Treasurer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON,

as Indenture Trustee

By:	/s/ Michael Commisso
Name: Michael Commisso
Title: Vice President

[Second Amendment to Receivables Purchase Agreement]